Exhibit 99.3

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/APGN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-478-0267 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/APGN

Apexigen, Inc.

Special Meeting of Stockholders

For Stockholders of record as of June 28, 2023

TIME: August 22, 2023 at 8:00 a.m. Pacific Time

PLACE:	Special Meeting to be held live via the Internet - please visit www.proxydocs.com/APGN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Francis Sarena and William Duke, Jr. (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Apexigen, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED

IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Apexigen, Inc.

Special Meeting of Stockholders

Please make your marks like this:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL	FOR	YOUR VOTE AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To adopt the Agreement and Plan of Merger, dated May 23, 2023, among Pyxis Oncology, Inc., a Delaware corporation (“Pyxis Oncology”), Ascent Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Pyxis Oncology (“Merger Sub”), and Apexigen, Inc., a Delaware corporation (“Apexigen”), as may be amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Apexigen, with Apexigen continuing as the Surviving Corporation (as defined in the proxy statement/prospectus accompanying this proxy card) and a wholly owned subsidiary of Pyxis Oncology. A copy of the Merger Agreement is attached as Annex A to the proxy statement/prospectus accompanying this proxy card.	☐	☐	☐	FOR

2.	To approve the adjournment from time to time of the Apexigen special meeting, if necessary, to solicit additional proxies if there are insufficient shares of Apexigen common stock present or represented by proxy at the Apexigen special meeting to constitute a quorum at the Apexigen special meeting or any adjournment or postponement thereof.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/APGN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date